Exhibit 23.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Mr. Todd Brooks

President and CEO

ZaZa Energy Corporation

Houston, Texas

We hereby consent to the references to Cawley, Gillespie & Associates, to the inclusion of or incorporation by reference of our estimates of reserves contained in our report entitled “Evaluation Summary, ZaZa Energy Corporation Interests, Various Texas Counties, Proved, Probable and Possible Reserves, As of July 1, 2015” and to the specific references to Cawley, Gillespie & Associates as the independent petroleum engineering firm in this Form 8-K and any amendments thereto and in the Registration Statements on Form S-1 (No. 333-201146), Form S-3 (Nos. 333-196592, 333-184036, 333-192257 and 333-204013) and Form S-8 (Nos. 333-185586 and 333-201951) of ZaZa Energy Corporation and any amendments thereto. We further consent to the inclusion of our report letter dated June 30, 2015 as an exhibit.

Yours truly,

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ Cawley, Gillespie & Associates, Inc.

Fort Worth, Texas
July 1, 2015